EXHIBIT 32.2

Written Statement of the Chief Financial Officer

I, Fred H. Geyer, as Senior Vice President, Chief Financial Officer and Treasurer of True Temper Sports, Inc. (the “Company”), state and certify that this Form 10-Q Quarterly Report for the period ended June 27, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Form 10-Q Quarterly Report for the period ended June 27, 2004, fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Fred H. Geyer
Fred H. Geyer
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
August 11, 2004